UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 14, 2006
(Date of earliest event reported)
MICRO LINEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24758	94-2910085

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2050 Concourse Drive, San Jose, California	95131

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 433-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 14, 2006, Micro Linear Corporation, a Delaware corporation (“Micro Linear”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sirenza Microdevices, Inc., a Delaware corporation (“Sirenza”), and Metric Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sirenza (“Merger Sub”), by which Sirenza has agreed to acquire Micro Linear (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of both Micro Linear and Sirenza and is subject to Micro Linear stockholder approval.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Micro Linear common stock will be converted into the right to receive 0.365 of a share of Sirenza common stock. Based on Micro Linear’s fully diluted shares outstanding and Sirenza’s closing price as reported on the Nasdaq Global Market on August 14, 2006, the transaction is currently valued at approximately $45.6 million. The exchange ratio is subject to adjustment based on the price of Sirenza’s common stock as reported on Nasdaq prior to the consummation of the merger. If the average closing price of Sirenza’s common stock as reported on Nasdaq is less than $7.77 for the ten consecutive trading days ending on the third trading day immediately preceding the date the merger is consummated, the exchange ratio will be increased such that each share of Micro Linear common stock will be converted into the number of shares of Sirenza common stock with a value (based on such average) equal to $2.84, provided that the applicable exchange ratio will never be greater than 0.405. Conversely, if the average closing price of Sirenza’s common stock as reported on Nasdaq for the period is greater than $11.66, the exchange ratio will be decreased such that each share of Micro Linear common stock will be converted into the number of shares of Sirenza common stock with a value (based on such average) equal to $4.26, provided that the applicable exchange ratio will never be less than 0.325.
     Immediately prior to the Effective Time, any unvested option to purchase Micro Linear common stock will be accelerated in full, and each outstanding option will be cancelled in exchange for a number of shares of Sirenza common stock equal in value to the excess (if any) of the value of the Micro Linear common stock over the exercise price of the Micro Linear option. In addition, prior to the Effective Time, the Company ESPP will be terminated. No fractional shares of Sirenza’s common stock will be issued as a result of the share exchange.
     Consummation of the Merger is subject to several closing conditions, including the approval of the principal terms of the Merger Agreement and the Merger by the stockholders of Micro Linear, the absence of certain governmental restraints, the receipt of antitrust approvals, if required, or the expiration of applicable waiting periods, and effectiveness of a Form S-4 registration statement to be filed by Sirenza. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     The Merger Agreement contains certain termination rights for Sirenza and provides that in specified circumstances, Micro Linear must pay Sirenza a termination fee of $1.8 million (generally in the event (A)(i) the Merger is not closed by a specified date, (ii) Micro Linear fails to obtain the requisite stockholder approval or (iii) Micro Linear materially breaches any covenant or representation or warranty, provided that any of the foregoing must be preceded by a superior acquisition proposal from a third party and Micro Linear enters into another transaction within twelve (12) months of terminating the Merger Agreement; or (B)(i) the Board of Directors of Micro Linear changes its recommendation that its stockholders approve the principal terms of the Merger Agreement and the Merger or (ii) Micro Linear elects to pursue a superior acquisition proposal from a third party).
     Concurrently with the execution of the Merger Agreement, Sirenza entered into a voting agreement (the “Voting Agreement”) with certain of the directors and executive officers of Micro Linear, in their respective capacities as stockholders of the Company, pursuant to which each such director and executive officer has agreed to vote all of his or her shares of Micro Linear common stock in favor of the approval and adoption of the Merger Agreement and the Merger.
     The foregoing description of the Merger Agreement and the Voting Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreement, copies of which will be filed as exhibits to a subsequent Current Report on Form 8-K. A copy of the press release to be issued by Micro Linear on August 15, 2006 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

For Additional Information:
     This material is not a substitute for the prospectus/proxy statement Sirenza and Micro Linear will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Sirenza and Micro Linear with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations or to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.
     Micro Linear, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Micro Linear and their ownership of Micro Linear stock is set forth in the proxy statement for Micro Linear’s 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the prospectus/proxy statement when it becomes available.
Item 3.03. Material Modification to Rights of Security Holders.
     At a meeting of the Board of Directors on August 14, 2006, the Board of Directors of Micro Linear approved an amendment (the “Amendment”) to Micro Linear’s Preferred Shares Rights Agreement (the “Rights Agreement”), dated as of August 13, 1998, to (a) render the Rights Agreement inapplicable to the Merger Agreement, the Merger, the Voting Agreements executed in connection with the Merger and the other transactions contemplated by the Merger Agreement, (ii) ensure that (a) none of Sirenza, Merger Sub or any other affiliate of Sirenza is an Acquiring Person pursuant to the Rights Agreement by reason of the Merger, the execution of the Merger Agreement or the Voting Agreements or any other transaction contemplated by the Merger Agreement and (b) neither a Distribution Date nor a Shares Acquisition Date, as such terms are defined under the Rights Agreement, will occur, in the case of clauses (a) and (b), by reason of the execution of the Merger Agreement, the execution of the Voting Agreements or the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (c) provide that the Rights Agreement shall expire immediately prior to the effective time of the Merger. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to a Form 8-A/A.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated August 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO LINEAR CORPORATION
Date: August 15, 2006	By:	/s/ MICHAEL W. SCHRADLE
Michael W. Schradle
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated August 15, 2006.